Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2006  relating to the financial statements and financial statement schedules of Protective Life Insurance Company, which appears in its Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Birmingham, AL
April 12, 2006